                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     SPECTRUM HOLOBYTE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 1996

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum HoloByte, Inc. (the "Company") to be held at the
       ,  at       a.m., local  time, on  September    , 1996  for the following
purposes:

    1. To elect directors to serve for the ensuing year or until their successors are elected;

    2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by
       1,000,000 shares to          shares;

    3. To amend the Company's Certificate of Incorporation to change the Company's name from Spectrum HoloByte, Inc. to MicroProse, Inc.;

    4. To ratify the selection of Coopers & Lybrand, LLP, as independent public accountants for the Company for the fiscal year ending March 31, 1997; and

    5. To act upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on July 26, 1996 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    Representation of at least a majority of all of the Company's outstanding shares on the record date is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          (sig)
                                          Stephen M. Race
                                          CHIEF EXECUTIVE OFFICER

Alameda, California
August   , 1996

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES
                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                            SPECTRUM HOLOBYTE, INC.
                         TO BE HELD SEPTEMBER   , 1996

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Spectrum HoloByte, Inc. ("Spectrum HoloByte" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders, which
will  be held at     a.m., local time,  on September   , 1996 at
              , or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or
about August   , 1996

                         VOTING RIGHTS AND SOLICITATION

    The close of business on July 26, 1996 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date,
Spectrum HoloByte had        shares of Common  Stock, $.001 par value per  share
(the "Common Stock"), 4,000,000 shares of Series A Preferred Stock issued and outstanding, 750,000 shares of Series B Convertible Preferred Stock issued and outstanding, and 1,168,860 shares of Series B-1 Convertible Preferred Stock issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. The 4,000,000 shares of Series A Preferred Stock outstanding on the record date, which are convertible into an aggregate of 196,078 shares of Common Stock, the 750,000 shares of Series B Convertible Preferred Stock, which are convertible into an aggregate of 750,000 shares of Common Stock, and the 1,168,860 shares of Series B-1 Convertible Preferred Stock, which are convertible into an aggregate of 1,168,860 shares of Common Stock, are all entitled to vote at the Annual Meeting on an as-converted to Common Stock basis.

    Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to Spectrum HoloByte will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors," FOR the approval of the amendment to the Company's 1994 Stock Option Plan as described herein under "Proposal 2 -- Approval of Amendment to the 1994 Stock Option Plan," FOR the approval of the amendment to the Company's Certificate of Incorporation as described herein under "Proposal 3 -- Approval of Amendment to Company's Certificate of Incorporation to Change Its Name" and FOR ratification of the selection of accountants as described herein under "Proposal 4 -- Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Spectrum HoloByte. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Spectrum HoloByte employees for no additional compensation. In addition, the Company may engage a proxy solicitation service to aid in the solicitation of proxies, for which the Company would pay customary fees not to exceed $10,000, plus expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 1997 Annual Meeting of Stockholders must be received by no later than March , 1997. The proposal must be mailed to the Company's principal executive offices, 2490 Mariner Square Loop, Suite 100, Alameda, California 94501, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Soo Boon Koh, a current director of the Company, has elected not to pursue an additional term as a director of the Company. As of the date of this Proxy Statement, the Board of Directors is not aware of any other nominee who is unable or will decline to serve as a director.

NOMINEES TO BOARD OF DIRECTORS

       NAME          DIRECTOR SINCE       AGE
- -------------------  ---------------      ---

Gilman G. Louie              1993             36

David C. Costine             1990             55

Vinod Khosla                 1993             41

Stephen M. Race              1995             46

Keith Schaefer               1993             47

    GILMAN G. LOUIE has served as Chairman of the Board of Directors of the Company since December 14, 1993, the effective date of the merger (the "Merger Date") between Spectrum HoloByte, Inc., a California corporation (which for the purposes of this section shall be referred to as "Spectrum HoloByte") and MicroProse, Inc. (the Company prior to the Merger Date, also referred to in this section as "MicroProse") (the "Merger"). Mr. Louie also served as Chief Executive Officer of the Company from May 1, 1995 to August 15, 1995. Prior to the Merger, Mr. Louie served as Chairman of the Board of Spectrum HoloByte since its inception in September 1992. He has served as a director of the Company since June 1993. In 1983, Mr. Louie became President and Chairman of the Board of Nexa Corporation, a company specializing in developing software for the microcomputer, which merged with another company to form Sphere, Inc. in 1986. Mr. Louie then served as Chief Executive Officer and Chairman of the Board for Sphere, Inc., where he designed Falcon. Mr. Louie holds a Bachelor's degree in Business Administration from San Francisco State University where he graduated magna cum laude.

    DAVID C. COSTINE has served as a director of the Company since November 1990. Since 1987, Mr. Costine has been President of Costine Management Co. Since 1988, he has been a General Partner of Costine Associates, L.P., which is the General Partner of Corporate Venture Partners, L.P., a venture capital fund that is a stockholder of the Company. From 1982 to 1987, he served as General Partner of Venturtech Associates,

L.P., the General Partner of Venturtech II, L.P., a venture capital fund. He currently serves on the Board of Directors of Yes! Entertainment and two private companies. Mr. Costine has a Bachelor's degree in Mechanical Engineering from Cornell University and an M.B.A. from Harvard University.

    VINOD KHOSLA has been a director of the Company since the Merger Date and of Spectrum HoloByte since its inception in September 1992. He has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since November 1987. Mr. Khosla was a co-founder of Daisy Systems, Inc., a computer aided engineering company, and President and co-founder of Sun Microsystems, a computer technology company. He currently serves on the Board of Directors of PictureTel, the 3DO Company (a producer of next generation game platforms), Excite, Inc., and several private companies. Mr. Khosla holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology in New Delhi, a Master's Degree in Biomedical Engineering from Carnegie Mellon University and an M.B.A. from the Stanford University Graduate School of Business.

    STEPHEN M. RACE has been a director and the Chief Executive Officer of the Company since August 1995. From May 1994 until August 1995, Mr. Race served as president of Sony Computer Entertainment of America. Prior to joining Sony Computer Entertainment of America, Mr. Race directed his own consulting practice and served as a consultant to a variety of computer software and hardware companies from July 1991 until May 1994. He also served as General Manager, Athletic Footwear for Reebok International Ltd. from November 1990 to June 1991 and as Chairman and Chief Executive Officer of Homestar International from April 1987 to October 1990. Mr. Race has a B.S. in economics and an M.S. in Energy and Power Management from the University of Pennsylvania and an M.B.A. from the Wharton Graduate School of Finance and Commerce.

    KEITH SCHAEFER has been a director of the Company since the Merger Date and of Spectrum HoloByte since March 1993. He is currently President and Chief Executive Officer of OnLive! Technologies, Inc., a privately held on-line services and interactive television company. From October 1992 until June 1994, Mr. Schaefer served as President of Paramount Communications Technology Group, Inc., a global entertainment and communications company. Prior to joining Paramount Communications Technology Group, Inc., Mr. Schaefer was President and Chief Executive Officer of Computer Curriculum Corporation, a Paramount Communications Company. From January 1991 to July 1991, he was President and Chief Executive Officer of WOW, Inc. He has a B.A. from the University of Pittsburgh and attended the University of California, Los Angeles Graduate School of Business.

    There are no family relationships among executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended March 31, 1996, the Board of Directors of the Company held a total of six meetings. During this period, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board that were held while they were members and (ii) the total number of meetings held by all committees of the Board of which they were members.

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Messrs. Costine and Schaefer, held two meetings during fiscal 1996. Currently, the Committee consists of Messrs. Costine and Schaefer.

    The Compensation Committee reviews and makes recommendations with respect to matters related to the hiring, employment and compensation of the Company's officers and employees. This Committee, consisting of Mrs. Koh and Messrs. Schaefer and Khosla, held four meetings during fiscal 1996. Upon the expiration of Mrs. Koh's term as a director of the Company, the Committee will consist of Messrs. Schaefer and Khosla.

DIRECTOR REMUNERATION

    Members of the Board are reimbursed for all out-of-pocket costs incurred in connection with their attendance at Board and committee meetings. Although the Board of Directors may fix the compensation of directors and committee members and may pay a salary or a fixed sum for each meeting attended, no such cash compensation is currently paid to the directors. Under the automatic option grant program in effect under the Company's 1994 Stock Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic one-time option grant for 10,000 shares of the Company's Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 2,500 shares at each Annual Stockholders Meeting at which he or she continues to serve as a non-employee Board member. Accordingly, Mrs. Koh and Messrs. Costine, Khosla, Rowbotham, Douglas and Schaefer were granted options for 10,000 shares of the Company's Common Stock at an exercise price of $9.75 per share on December 16, 1993 and options for 2,500 shares of the Company's Common Stock at an exercise price of $13.25 on September 21, 1994, Mrs. Koh and Messrs. Costine, Khosla and Schaefer were granted options for 2,500 shares of the Company's Common Stock at an exercise price of $11.25 on October 5, 1995, and Messrs. Costine, Khosla and Schaefer will be granted options for 2,500 shares of the Company's Common Stock on the date of the 1996 Annual Meeting. See Proposal 2 for a detailed description of these option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

                                  PROPOSAL 2:
              APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

INTRODUCTION

    The stockholders are being asked to vote on a proposal to amend the Company's 1994 Stock Option Plan ("Option Plan"). The Option Plan was amended on June 26, 1996 to increase the number of shares of Common Stock authorized for
issuance thereunder by 1,000,000 shares to          shares in the aggregate. The
1994 Stock Option Plan was adopted by the Company's Board of Directors ("Board") to be effective as of May 5, 1994. The Option Plan is the successor to the 1991 Employee Stock Option Plan ("1991 Option Plan"), and all outstanding stock options under the 1991 Option Plan have been incorporated into the Option Plan.

    The terms and provisions of the Option Plan are summarized below. The summary, however, does not purport to be a complete description of the Option Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in Alameda, California.

PLAN STRUCTURE; ELIGIBILITY

    The Option Plan is comprised of two (2) parts: a discretionary option grant program and an automatic option grant program. Under the discretionary option grant program, options may be granted to employees (including officers), consultants and other independent contractors of the Company or its parent or subsidiaries who contribute to the management, growth and financial success of the Company or its parent or subsidiaries. Under the automatic grant program, options are automatically granted to the non-employee members of the Board.

    As  of July  26, 1996, approximately          employees  (including
executive officers) and          consultants and  independent contractors,  were
eligible to participate in the Option Plan and three non-employee Board members were eligible for automatic option grants.

ADMINISTRATION

    The Plan is currently administered by the Compensation Committee appointed by the Board (the "Committee"). Administration of the Plan with respect to officers subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall be by members who are "disinterested persons" as that term is defined in Rule 16b-3 under that Act to the extent necessary to satisfy such rule.

    The Committee has the exclusive authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive discretionary options under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee also has the authority to determine whether the granted option is to be an incentive stock option under the Federal tax laws and to establish rules and regulations for proper plan administration. The automatic grant program is self-administering.

ISSUABLE SHARES

    The aggregate number of shares available for issuance under the Option  Plan
may  not exceed            .  The pool of shares  reserved under the Option Plan
consists of (i) the number of shares that remained available for issuance under the 1991 Option Plan, including the shares subject to outstanding options incorporated into the Option Plan and any other shares that were otherwise available for future option grants under the 1991 Option Plan as of May 5, 1994 plus (ii) an additional 3,000,000 shares authorized by the Board for issuance under this Plan and previously approved by the Company's stockholders and (iii) an increase of 1,000,000 shares, which is the subject of this Proposal 2. This amount is subject to adjustment from time to time in the event of certain changes in the Company's capital structure. To the extent any of the incorporated options are subsequently exercised, the number of shares issued under those options will reduce, on a share-for-share basis, the number of shares available for issuance under the Option Plan. In no event may any one person acquire shares of Common Stock under the Option Plan in excess of 35% of the total share reserve available for issuance under the Option Plan. The foregoing limitation shall not be applicable to options granted on or before December 31, 1993. The stockholders have previously approved the Option Plan and a share reserve of 4,464,321 shares.

    Should any option under the Option Plan expire or terminate prior to exercise or surrender in full (including any options incorporated from the 1991 Option Plan), the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered in accordance with the option surrender provisions of the Option Plan and all share issuances under the Option Plan, whether or not the shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares available for subsequent option grants.

OPTION PRICE AND EXERCISABILITY

    The exercise price of options issued under the Option Plan will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the grant date for an incentive option and not less than 85% of fair market value for a non-statutory option, and the maximum period during which any option may remain outstanding may not exceed ten (10) years.

    Options issued under the Option Plan may become exercisable in cumulative increments over a period of months or years as determined by the Committee. The option price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Outstanding options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes.

    The Committee may also assist any optionee (including an officer) in the exercise of outstanding options under the discretionary option grant program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value) plus any Federal, state or local income taxes or Federal employment taxes incurred by the optionee in connection with the option exercise.

VALUATION

    For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as reported on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value.

    On  July 26, 1996, the fair market value of the  Common Stock was $      per
share.

TERMINATION OF SERVICE

    Outstanding options under the Option Plan will terminate, with respect to any shares for which such options are exercisable at the time of the optionee's cessation of service with the Company, within three months following such cessation of service (twelve months in the case of cessation of service due to permanent disability). Under no circumstances, however, may any such option remain exercisable after the specified expiration date of the option term.

    Should the optionee die while in service or in the 3 month period following his cessation of service, then the optionee's outstanding options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve months following such optionee's cessation of service.

    During the applicable exercise period following the optionee's cessation of service, the option may not be exercised for more than the number of option shares for which the option is exercisable at the time of such cessation of service. However, the Committee will have the discretionary authority to accelerate in whole or in part the vesting of any outstanding options held by the optionee and may exercise this discretion at any time while the option remains outstanding.

    For purposes of the Option Plan, the optionee will be deemed to be in the service of the Company for so long as such individual renders periodic services to the Company or any parent or subsidiary, whether as an employee, a member of the Board of Directors or an independent consultant or advisor.

REPURCHASE RIGHTS

    The shares of Common Stock purchased upon the exercise of options may be subject to repurchase by the Company. Unvested shares of Common Stock acquired under the discretionary grant program will be subject to repurchase by the Company, at the original option price paid per share, upon the optionee's cessation of service. The Committee has complete discretion in establishing the vesting schedule for any unvested shares issued under the discretionary grant program and may cancel the Company's outstanding repurchase rights with respect to one or more unvested shares held by the optionee at the time of his or her cessation of service. All shares subject to the Company's repurchase rights under the discretionary grant program will immediately vest upon a Corporate Transaction (as defined below), except to the extent the repurchase rights are to be assigned to the successor entity or parent thereof.

STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS

    No optionee is to have any stockholder rights with respect to the option shares until such individual has exercised the option and paid the option price. Options are not assignable or transferable other than by will or by the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee.

CORPORATE TRANSACTIONS

    In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

        (a) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

        (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,

the exercisability of each outstanding option under the discretionary grant program will automatically accelerate unless the option is either to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or is otherwise to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. To the extent not assumed or exercised, each outstanding option will terminate and cease to be outstanding upon consummation of the Corporate Transaction.

LIMITED STOCK APPRECIATION RIGHTS

    In the discretion of the Committee, each officer of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights as part of any stock option grants made to such officer under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled upon the occurrence of a Hostile Take-Over (defined below), to the extent the option is at the time exercisable for fully-vested shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (defined below) of the shares of Common Stock at the time subject to the cancelled option over (ii) the aggregate exercise price payable for such shares.

    For purposes of such limited stock appreciation right, the following definitions will be in effect.

        HOSTILE TAKE-OVER: (i) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer that the Board does not recommend the Company's stockholders to accept and (ii) more than 50% of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

        TAKE-OVER PRICE: the greater of (i) the fair market value per share on the date of cancellation, as determined in accordance with the valuation provisions of the Option Plan described above, or (ii) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

SPECIAL TAX WITHHOLDING ELECTION

    The Committee may in its discretion provide one or more option holders under the discretionary option grant program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100%) of the Federal, state and local income and employment tax liability incurred by such option holder in connection with the exercise of such option. Any election so made will be subject to the approval of the Committee. One or more option holders may also be granted the alternative right, subject to Committee approval, to deliver previously-issued shares of Common Stock in satisfaction of such tax liability.

CHANGES IN CAPITALIZATION

    In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option (including all option grants incorporated from the 1991 Option Plan), (iii) the number of shares to be made the subject of subsequent automatic option grants, and (iv) the maximum number and/or class of shares issuable to any one person under the Option Plan.

    Each outstanding option that is assumed or is otherwise to continue in effect after a merger or business combination will be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable, in connection with such merger or business combination, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such merger or business combination. Appropriate adjustments will also be made to the option price payable per share and to the number and class of securities available for issuance under the Option Plan.

    Option grants under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

NON-EMPLOYEE DIRECTOR AUTOMATIC GRANT PROGRAM

    The automatic grant program was approved by the Board in December 1993 as part of the 1991 Option Plan, was approved by the stockholders at the 1994 Annual Meeting and was subsequently incorporated into the Option Plan. The automatic option grant program under the Option Plan authorizes the grant of non-statutory options to purchase shares of Common Stock to non-employee members of the Board. Each non-employee Board member who was serving as a non-employee Board member on December 16, 1993 was automatically granted, on that date, options to purchase 10,000 shares of Common Stock. Each non-employee Board member who first becomes a non-employee Board member at any time after December 16, 1993 shall automatically be granted at the time of such initial election or appointment, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary), an option to purchase 10,000 shares of Common Stock. At each Annual Meeting of Stockholders beginning with the 1994 Annual Meeting, each individual who is at the time serving as a non-employee Board member will automatically be granted options to purchase 2,500 shares of Common Stock on the date of the Annual Meeting, provided he or she has served as a non-employee Board member for at least six months prior to the date of the meeting.

    The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock or through a cashless exercise procedure.

    Automatic option grants become exercisable for 12% of the option shares upon completion of six months of Board service, and for the balance of the option shares in a series of 44 equal successive monthly installments thereafter, provided the director remains a member of the Board through such date. However, full and immediate vesting will occur upon a Corporate Transaction (as such term is defined in the section above entitled "Corporate Transactions") and upon certain hostile take-overs. Also, each automatic option grant will be automatically cancelled upon the occurrence of a Hostile Take-Over (as such term is defined in the section above entitled "Limited Stock Appreciation Rights"), whether or not the option is otherwise at the time exercisable for such shares. In return the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as such term is defined in the section above entitled "Limited Stock Appreciation Rights") of the shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.

    Upon cessation of Board service, the options held by the director will remain exercisable for six months. Should the optionee die while holding one or more options, then those options may subsequently be exercised by the personal representative of the optionee's estate or by the persons to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve months of the director's death.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

    The Board may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that no such amendment may adversely affect the rights of outstanding option holders without their consent, and the Board may not, without the approval of the Company's stockholders: (i) materially increase the maximum number of shares issuable under the Option Plan or the number of shares for which automatic grants may be made to non-employee Board members, except in the event of certain changes to the Company's capital structure as indicated above; (ii) materially modify the eligibility requirements for option grants; or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan. Amendments to the automatic option grant program and automatic options may not be effected at intervals more frequent than once every six months.

    The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate not later than May 4, 2004. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The Option Plan will, however, automatically terminate on the date all shares available for issuance are issued or cancelled.

FEDERAL TAX CONSEQUENCES

    Options granted under the Option Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

        (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

        (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    The Company anticipates that the deductions attributable to the compensation income arising from most exercises of options under the Option Plan will not be subject to the annual $1 million limit per covered individual on the deductibility of compensation paid to certain executive officers of the Company.

    STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

    PARACHUTE PAYMENTS. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments exceed three times an employee's average compensation for the five (5) tax years preceding the change of control, the company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

ACCOUNTING TREATMENT

    Option grants at 100% of fair market value will not result in any charge to the Company's earnings. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

NEW PLAN BENEFITS

    The following table sets forth certain information regarding the options granted under the Option Plan as of July 26, 1996 on the basis of the share increase which is the subject of this Proposal 2, together with the weighted average option exercise price payable per share, and the options expected to be granted under the Automatic Option Grant Program on the date of the 1996 Annual Meeting at an exercise price per share equal to the closing selling price per share of Common Stock on that date on the Nasdaq National Market.

                                 OPTION GRANTS

                                                                                WEIGHTED AVERAGE
                                                            OPTIONS GRANTED     EXERCISE PRICE OF
                   NAME AND POSITION                      (NUMBER OF SHARES)     OPTIONS GRANTED
- --------------------------------------------------------  -------------------  -------------------
Gilman Louie, Chairman and former Chief Executive
 Officer                                                               0               --
Stephen M. Race, Chief Executive Officer                               0               --
Leo Goshgarian, former President, North American Sales
 and Distribution                                                      0               --
Richard Gelhaus, former Chief Financial Officer                        0               --
Louis Gioia, Jr., Chief Marketing Officer                              0               --
Patrick S. Feely, former President and Chief Executive
 Officer                                                               0               --
All current executive officers as a group (7 persons)                  0               --
David C. Costine, Director                                         2,500               --
Vinod Khosla, Director                                             2,500               --
Keith Schaefer, Director                                           2,500               --
All current directors (other than executive officers) as
 a group (3 persons)                                               7,500               --

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the amendment to the Option Plan. If such stockholder approval is not obtained, then the amendment to the Option Plan will not become effective, and all outstanding options granted on the basis of the 1,000,000 share increase will terminate without ever becoming exercisable for any of the option shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to the Option Plan.

                                  PROPOSAL 3:
              AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE
                            THE NAME OF THE COMPANY

    The stockholders are being asked to vote on a proposal to change the name of the Company from Spectrum HoloByte, Inc. to MicroProse, Inc. by amending the Company's Certificate of Incorporation. No other change to the Company's Certificate of Incorporation, other than to change the Company's name as recorded by the Delaware Secretary of State and to change the name under which the Company transacts business and trades on the Nasdaq National Market, is contemplated. The Company's new name will be effective upon the filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Company's Certificate of Incorporation to change the name of the Company to MicroProse, Inc.

                                  PROPOSAL 4:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand, LLP served as independent public accountants for the Company for the fiscal year ended March 31, 1996. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the selection of

Coopers & Lybrand, LLP, by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending March 30, 1997, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Coopers & Lybrand, LLP the Board of Directors would reconsider such selection. Even if its selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

    A representative of Coopers & Lybrand, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Coopers & Lybrand, LLP to serve as the Company's Independent auditors for the fiscal year ending March 30, 1997.

                            OWNERSHIP OF SECURITIES

COMMON STOCK -- MANAGEMENT AND DIRECTORS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 26, 1996 by each director, the "Named Executive Officers" as shown in the Summary Compensation Table in the "Executive Compensation" section below, and all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The address for each Director and Officer is that of the Company.

                                                                                     APPROXIMATE
                                                                        SHARES         PERCENT
                                                                      BENEFICIALLY   BENEFICIALLY
                                NAME                                     OWNED        OWNED (1)
- --------------------------------------------------------------------  -----------  ----------------
David C. Costine, Director (2)                                           291,475           1.1%
Vinod Khosla, Director (3)                                               969,963           3.7%
Keith Schaefer, Director (4)                                               9,550          *
Soo Boon Koh, Director (5)                                                 8,350          *
Gilman G. Louie, Chairman and former Chief Executive Officer (6)         589,645           2.3%
Richard Gelhaus, former Chief Financial Officer (7)                       52,000          *
Louis Gioia, Jr., Chief Marketing Officer (8)                             71,600          *
Leo Goshgarian, former President, North American Sales and
 Distribution (9)                                                         13,956          *
Stephen M. Race, Chief Executive Officer (10)                            133,333          *
Patrick S. Feely, former President and Chief Executive Officer            58,800          *
All current directors and executive officers as a group (11 persons)
 (11)                                                                  2,155,200           8.1%

- ------------------------
 * Less than one percent of the outstanding Common Stock.

(1) Percentage of beneficial ownership is calculated assuming 26,101,180 shares of Common Stock were outstanding on July 26, 1996. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of July 26, 1996, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2) Includes 8,350 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996. Also includes 217,847 shares of Common Stock and a warrant to purchase 90,278 shares of Common Stock held by Corporate Venture Partners, L.P. Mr. Costine is a principal of Corporate Venture Partners, L.P. He disclaims beneficial ownership of the listed securities not held by him personally, except to the extent of his pecuniary interest.

 (3) Includes 8,350 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996. Also includes 648,172 shares of Common Stock held by Kleiner Perkins Caufield & Byers VI; 80,197 shares of Common Stock held by KPCB VI Founders Fund; 200,000 shares of Common Stock held by Mr. Khosla's wife; and 17,061 shares of Common Stock held by an irrevocable trust for Mr. Khosla and his wife. Mr. Khosla is a partner of KPCB VI Associates, which is the general partner of both of the foregoing venture funds. Mr. Khosla disclaims beneficial ownership of the securities held by his wife and the foregoing venture funds, except to the extent of his pecuniary interest.

 (4) Includes 8,350 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

 (5) Includes 8,350 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

 (6) Includes 38,333 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

 (7) Includes 52,000 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

 (8) Includes 71,600 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

 (9) Includes 11,680 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

(10) Includes 133,333 shares of Common Stock purchasable under stock options that are currently exercisable or that will become exercisable within sixty
    (60) days of July 26, 1996.

(11) Includes 356,699 shares of Common Stock purchasable under options and warrants that are currently exercisable or that will become exercisable within sixty (60) days of July 26, 1996.

COMMON STOCK -- PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to the only persons, other than those persons shown on the previous table, who beneficially owned (to the Company's knowledge) more than 5% of the Company's Common Stock as of July 26, 1996.

                                                                                     APPROXIMATE
                                                                        SHARES         PERCENT
                                                                      BENEFICIALLY  BENEFICIALLY
                          NAME AND ADDRESS                               OWNED        OWNED (1)
- --------------------------------------------------------------------  -----------  ---------------
FMR Corp. (2)                                                           2,400,200
 82 Devonshire Street
 Boston, MA 02109
SWICO Anstalt (3)                                                       1,984,313
 c/o Rowbotham & Company, Inc.
 400 Montgomery Street, Suite 600
 San Francisco, CA 94104
Vertex Investment Pte. Ltd.                                             1,325,510
 Three Lagoon Drive, Suite 350
 Redwood City, CA 94065
Wellington Management Company (4)                                       2,745,692
 75 State Street
 Boston, MA 02109
Massachusetts Financial Services Company (5)                            2,904,660
 500 Boylston Street
 Boston, MA 02116

- ------------------------
(1) Percentage of beneficial ownership is calculated assuming 26,101,180 shares of Common Stock were outstanding on July 26, 1996. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of July 26, 1996, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2) Includes 2,428,200 shares beneficially owned by Fidelity Management & Research Company and 12,000 shares beneficially owned by Fidelity Management Trust Company. FMR Corp. is the parent holding company of both of the foregoing entities.

(3) Includes 196,078 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held by PH(US), Inc. SWICO Anstalt is the sole shareholder of PH(US), Inc.

(4) Includes 2,745,692 shares held by Wellington Trust Co., N.A. (BK). Wellington Management Company is the parent of Wellington Trust, Co., N.A.
    (BK).

(5) Includes 2,683,700 shares beneficially owned and 220,960 shares which may be acquired through the conversion of convertible bonds.

PREFERRED STOCK

    The following table sets forth beneficial ownership information for the Company's Preferred Stock outstanding as of July 26, 1996, which is designated as: Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock.

                                                          NUMBER OF SHARES         PERCENTAGE OF CLASS
       NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED        BENEFICIALLY OWNED
- ---------------------------------------------------  ---------------------------  ---------------------
PH(US), Inc. (1)                                              4,000,000                     67.6%
 c/o Rowbotham Company, Inc.                             Series A Preferred
 400 Montgomery Street, Suite 600
 San Francisco, CA 94104
Robertson, Stephens & Company                                  750,000                      12.7%
 555 California Street                                 Series B Preferred (2)
 San Francisco, CA 94104
PaineWebber, Inc.                                             1,168,860                     19.7%
 1285 Avenue of the Americas                          Series B-1 Preferred (3)
 10th Floor
 New York, NY 10019

- ------------------------
(1) SWICO Anstalt is the sole shareholder of PH(US), Inc., the record owner of all shares of Series A Convertible Preferred Stock of the Company. Accordingly, SWICO Anstalt may be deemed to be the beneficial owners of all the shares of Series A Convertible Preferred Stock of the Company. These Preferred Shares are convertible into 196,078 shares of the Company's Common Stock.

(2) These Preferred Shares are convertible into an aggregate of 750,000 shares of Common Stock.

(3) These Preferred Shares are convertible into an aggregate of 1,168,860 shares of Common Stock.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as further described below, there was compliance for the fiscal year ended March 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

    The following new officers of the Company filed a late Form 3 reporting their beneficial ownership of securities of the Company upon commencement as an officer of the Company: Alden Andersen, Jeffery Forestier, and Tim Christian. Jeffery Forestier, an officer of the Company, filed a late Form 4 reporting his purchase of 450 shares of the Company's Common Stock.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned for each of the three fiscal years preceding March 31, 1996 by the Company's Chief Executive Officer, the four most highly compensated executive officers of the Company earning at least $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers"). No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1996 fiscal year has resigned or terminated employment during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                               ANNUAL COMPENSATION              -------------
                                                   -------------------------------------------   SECURITIES      ALL OTHER
         NAME AND PRINCIPAL                                                     OTHER ANNUAL     UNDERLYING    COMPENSATION
              POSITION                FISCAL YEAR  SALARY ($)(1)  BONUS ($)   COMPENSATION (2)   OPTIONS (#)      ($)(3)
- ------------------------------------  -----------  ------------  -----------  ----------------  -------------  -------------
Gilman Louie,                               1996       203,173       --              --             200,000          2,282
 Chairman and former Chief Executive        1995       177,000       --              --              --              2,625
 Officer (4)                                1994       174,327        7,000          --              --              2,266
Stephen M. Race,                            1996       172,404       75,000          --             500,000            529
 Chief Executive Officer (5)                1995        --           --              --              --             --
                                            1994        --           --              --              --             --
Leo Goshgarian,                             1996       148,123       25,515        37,440(7)         40,000          2,527
 former President, North American           1995       162,496      107,556          --              12,000          2,436
 Sales and Distribution (6)                 1994       136,769       10,000        16,250(7)         21,000          1,065
Richard Gelhaus,                            1996       154,777       --           135,000            --              1,814
 former Chief Financial Officer (8)         1995       165,000       --              --              --             --
                                            1994        20,625       --              --              --             --
Louis Gioia, Jr.,                           1996       180,000       --              --              10,000          2,663
 Chief Marketing Officer                    1995       152,134       --            43,196            --             --
                                            1994        --           --              --              --             --
Patrick Feely,                              1996        34,819       --            16,654            --                303
 former President and Chief                 1995       175,000       --            74,798(9)         --              3,260
 Executive Officer                          1994       175,000        7,000          --              --              1,514

- ------------------------
(1) Compensation summarized in this table includes amounts paid by MicroProse, Inc., the predecessor of the Company, and amounts paid by Spectrum HoloByte, Inc., a California corporation, which was merged into the Company pursuant to the Merger. Salary includes salary deferred under the Company's 401(k) Plan.

(2) In accordance with Commission rules, perquisites constituting less than the lesser of $50,000 or 10% of total salary and bonus are not reported.

(3) "All Other Compensation" reflects a matching contribution to the Company's 401(k) Plan.

(4) Mr. Louie served as the Chief Executive Officer of the Company from May 1, 1995 until August 15, 1995.

(5) Mr. Race has served as the Chief Executive Officer of the Company since August 16, 1995.

(6) Mr. Goshgarian terminated his employment with the Company on December 31, 1995.

(7) Represents commission.

(8) Mr. Gelhaus terminated his employment with the Company on December 31, 1995.

(9) Includes $65,198 paid to Mr. Feely for temporary living expenses.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made under the Company's 1994 Stock Option Plan for the 1996 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                               ------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                 NUMBER OF       % OF TOTAL                                  OF ASSUMED ANNUAL RATES OF
                                 SECURITIES     OPTIONS/SARS                                  STOCK PRICE APPRECIATION
                                 UNDERLYING      GRANTED TO      EXERCISE OR                     FOR OPTION TERM (4)
                                OPTIONS/SARS     EMPLOYEE IN    BASE PRICE ($/  EXPIRATION   ---------------------------
            NAME               GRANTED (#)(1)    FISCAL YEAR    SHARE) (2)(3)      DATE         5% ($)        10% ($)
- -----------------------------  --------------  ---------------  --------------  -----------  ------------  -------------
Gilman G. Louie,                    150,000           8.33%       $   16.375       8/16/05   $  1,544,723  $   3,914,630
 Chairman and former Chief           50,000           2.78%       $    5.375        2/1/05        169,015        428,318
 Executive Officer
Stephen M. Race,                    500,000          27.76%       $   16.375       2/26/06      5,149,075     13,048,766
 Chief Executive Officer
Leo Goshgarian,                      40,000           2.22%       $     8.50       12/6/05        213,824        541,872
 former President, North
 American Sales and
 Distribution
Richard Gelhaus,                     --              --               --            --            --            --
 former Chief Financial
 Officer
Louis Gioia, Jr.,                    10,000           0.56%       $    5.375        2/1/06         33,803         85,664
 Chief Marketing Officer
Patrick S. Feely,                    --              --               --            --            --            --
 former President and Chief
 Executive Officer

- ------------------------
(1) The options granted to Messrs. Goshgarian and Gioia are incentive options granted under the Spectrum HoloByte, Inc. 1994 Stock Option Plan. Mr. Goshgarian's options become exercisable as follows: for ten percent (10%) of the option shares six (6) months after the vesting commencement date and for the balance of the shares in a series of 54 equal monthly installments. Mr. Gioia's options became exercisable as follows: twenty-five percent (25%) of the option shares one year after the vesting commencement date and the balance of the shares vest in a series of 36 equal monthly installments. The shares subject to each option will immediately vest in the event the Company is acquired by a merger, reverse merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(3) On June 26, 1996, as part of an Option Exchange Program, the Company agreed to enter into Option Exchange Agreements with each of its employee option holders, including Messrs. Louie, Race and Gioia, pursuant to which the Company will issue, in exchange for tendered option agreements from current employee option holders, new options, each with an exercise price of $5.375 which represents the fair market value of one share of the Company's Common Stock on June 26, 1996, as reported by Nasdaq. The Company's Board of Directors approved the Option Exchange Program.

(4) The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the 1996 fiscal year and unexercised options held as of the end of the 1996 fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT FISCAL YEAR-END      THE-MONEY OPTIONS AT
                                        SHARES                            (1996)                FISCAL YEAR-END (4)
                                      ACQUIRED ON     VALUE     ---------------------------  --------------------------
                NAME                  EXERCISE (#) REALIZED (1) EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------  -----------  -----------  ------------  -------------  -----------  -------------
Gilman G. Louie,                          --           --          17,500(3)     182,500(3)      --        $   137,500
 Chairman and former Chief Executive
 Officer
Stephen M. Race,                          --           --          70,475(3)     429,525(3)      --            --
 Chief Executive Officer                                             --           15,180(2)      --            101,544
Leo Goshgarian,                           18,240      226,072       4,200(3)      47,800(3)       1,575          2,925
 former President, North American
 Sales and Distribution
Richard Gelhaus,                          10,000      110,000      40,000(3)      50,000(3)      25,000         31,250
 former Chief Financial Officer
Louis Gioia, Jr.,                          5,000       56,875      55,200(3)      89,800(3)     138,050        205,700
 Chief Marketing Officer
Patrick S. Feely,                        101,700    1,743,575        --            --            --            --
 former President and Chief
 Executive Officer

- ------------------------
(1) Based on the fair market value of the shares on the exercise date less the exercise price paid for the shares.

(2) Options granted pursuant to Spectrum HoloByte's 1992 Stock Option Plan, all of which are immediately exercisable for all of the option shares, but the shares purchased under the option may be subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service. Mr. Goshgarian's 15,180 shares were subject to the Company's repurchase right as of March 31, 1996.

(3) Options granted pursuant to the Company's 1994 Stock Option Plan.

(4) Based on the fair market value of the shares on the last day of the fiscal year ($8.125 per share) less the exercise price payable for such shares.

1994 STOCK OPTION PLAN

    The Option Plan was adopted on May 5, 1994 to serve as the successor equity incentive program to the Company's 1991 Employee Stock Option Plan, and was approved by the Company's stockholders at the 1994 Annual Meeting. All outstanding stock options under the 1991 Employee Stock Option Plan were incorporated into the Option Plan. For a complete description of the Option Plan, see Proposal 2.

EMPLOYMENT AGREEMENTS

    In August 1995, the Company entered into an employment agreement with Stephen M. Race, Chief Executive Officer which terminates upon Mr. Race's termination of employment with the Company. The agreement provides for an initial annual base salary of $275,000, which will be reviewed at least annually, but which may not be reduced below such level. The agreement provides that the Company grant Mr. Race options to purchase 500,000 shares of Common Stock, which options vest ratably over a 50 month period. See "Stock Options." The agreement also provides for an annual performance bonus of up to 100% of base salary if the Company significantly exceeds certain performance targets established by its Board of Directors. Under the terms of his employment agreement and subject to certain conditions, Mr. Race will receive a special bonus of $3,000,000 (less any realizable value from options Mr. Race holds that are exercisable or gain as a result of a sale of the stock purchased pursuant to such options) if Mr. Race remains employed with the Company through March 31, 1999. Mr. Race is also entitled to reimbursement of certain expenses in connection with his employment with the Company, including automobile expenses and reimbursement for taxes. He is also entitled to participate in most Company benefit plans.

    In the event that (i) the Company terminates Mr. Race's employment (other than for cause) or (ii) Mr. Race's title is no longer Chief Executive Officer and Mr. Race terminates his employment, or (iii) Mr. Race's employment terminates because of death or disability, or (iv) the Company is acquired and Mr. Race is no longer the Company's Chief Executive Officer he (or his beneficiaries in the case of death) will receive a continuation of his base salary and Mr. Race will receive certain other benefits for twelve months and the exercisability of his options will be accelerated as though he had remained employed for one additional year. In addition, in the event of one of the four events described above, and subject to certain conditions, including the time at which Mr. Race's employment with the Company is terminated, the profitability of the Company and whether there had occurred a change in control of the Company, Mr. Race is entitled to receive a cash payment from the Company up to $4,000,000 (less any realizable value from options Mr. Race holds that are exercisable or gain as a result of a sale of the stock purchased pursuant to such options). In the event Mr. Race's employment with the Company terminates for good cause, the Company is obligated to pay Mr. Race's base salary for a period of six months following such termination.

    Under the employment agreement, the Company has agreed to indemnify Mr. Race to the fullest extent permitted by law so long as Mr. Race acts in good faith. Failure by the Company to provide such indemnification is deemed to be a breach of the employment agreement and may be deemed a termination of Mr. Race's employment for other than cause.

                REPORT OF THE COMPENSATION COMMITTEE CONCERNING
                             EXECUTIVE COMPENSATION

    As members of the Compensation Committee (the "Committee") of the Spectrum HoloByte, Inc. Board of Directors, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation of executive officers. As such, it is our responsibility to set the base salaries and to approve the individual bonuses awarded to such executive officers during the year. In addition, the Committee administers the Company's 1994 Stock Option Plan and Employee Stock Purchase Plan.

    For the 1996 fiscal year, the Committee approved the compensation payable to Mr. Race, Chief Executive Officer, Mr. Louie, Chairman, and the Company's other executive officers.

COMPENSATION PHILOSOPHY

    Under the supervision of the Committee, the Company has developed a compensation philosophy which is designed to attract and retain qualified key executive officers critical to the Company's success and to provide such executives with performance-based incentives tied to achievement of specific goals and the profitability of the Company. As an officer's level of responsibility and accountability within the Company increases over time, a greater portion of each executive officer's compensation is intended to be dependent upon the Company's performance, the individual's contribution to the success of the Company as measured by individual performance, and stock price appreciation rather than upon base salary. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

FACTORS

    Several important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors may also be taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years. All compensation decisions are designed to further the compensation philosophy indicated above.

    BASE SALARY. Base compensation is established based on competitive market rates at the time of initial hiring. Base compensation thereafter is reviewed annually using an analysis of competitive salary ranges provided by an independent compensation survey which focuses on Silicon Valley companies, with particular emphasis on the reported compensation paid by companies similar in size and business who compete with the Company in the recruitment and retention of senior personnel. The base salary level for executive officers is generally at the median level determined for such individuals on the basis of the external salary data provided the Committee by the independent compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for shareholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the Performance Graph, below.

    INCENTIVE COMPENSATION. During the 1996 fiscal year, the Company's executive officers participated in an annual incentive compensation plan with awards based primarily on Company profitability targets. Targeted awards for executive officers of the Company under this plan are consistent with targeted awards of companies of similar size and complexity to the Company based on a review of independent compensation surveys covering companies in Silicon Valley. For the 1997 fiscal year, the Committee has approved an annual incentive compensation plan for the Company's executive officers. Executive officers will be eligible for target incentives based on a percentage of base salary, based on individual performance, achievement of Company profitability goals and, in certain cases, achievement of profitability goals with respect to specified products or lines of business.

    LONG-TERM INCENTIVE COMPENSATION. The Company has adopted the 1994 Stock Option Plan to provide executive officers and other key employees with incentives to maximize long-term stockholder values. Awards under the 1994 Stock Option Plan can take the form of stock options and stock appreciation rights, which are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. In addition to linking executive compensation directly to stockholder value, the Compensation Committee believes that stock options, through staged vesting provisions, perform an important role in motivating and retaining key executives. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

    CEO COMPENSATION. Mr. Race's compensation as President and Chief Executive Officer during the 1996 fiscal year was paid in accordance with an employment agreement between Mr. Race and the Company. See "Employment Agreements."

    TAX LIMIT. The cash compensation to be paid to each of the Company's executive officers for the 1996 fiscal year is not expected to exceed the $1 million limit on the tax deductibility of such compensation imposed under federal tax legislation enacted in 1993. In addition, the Board intends to amend the Company's 1994 Stock Option Plan to impose a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of the plan in order to ensure that any compensation deemed paid to an executive officer upon the exercise of an outstanding option under the 1994 Stock Option Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. No other changes to the Company's executive compensation programs will be made as a result of the new limitation until final Treasury Regulations are issued with respect to such limitation.

    We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee
                                          Vinod Khosla
                                          Soo Boon Koh
                                          Keith Schaefer

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks or insider participation during fiscal year 1996.

                        COMPARISON OF STOCKHOLDER RETURN
    PERFORMANCE COMPARISON -- NASDAQ MARKET INDEX AND H & Q TECHNOLOGY INDEX

    The following stock performance graph shows the cumulative total return of the Company's Common Stock from October 3, 1991, the date of the Company's initial public offering and for each fiscal year end thereafter. The Company's Common Stock performance is compared to the cumulative total return for the same period of the Nasdaq index and the Hambrecht & Quist Technology Index. The graph assumes that $100 was invested on October 3, 1991 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SPECTRUM HOLOBYTE    H&Q TECHNOLOGY   NASDAQ STOCK MARKET -U.S.
10/3/91                    100               100                         100
Mar-92                  158.33            121.94                      117.14
Mar-93                   72.22            133.77                      134.66
Mar-94                  102.78            149.48                      145.35
Mar-95                  178.48            191.38                      161.69
Mar-96                   90.28            263.33                      219.55

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended March 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

    The Company filed with the SEC an Annual Report on Form 10-K. Stockholders may obtain copies of this report, without charge, by writing to the Company's Chief Financial Officer at the Company's executive offices at 2490 Mariner Square Loop, Suite 100, Alameda, California 94501.

                                 OTHER MATTERS

    Management  does not  know of  any matters  to be  presented at  this Annual
Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

                                          THE BOARD OF DIRECTORS
                                          OF SPECTRUM HOLOBYTE, INC.

July   , 1996
Alameda, California

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECTRUM HOLOBYTE, INC.


     The undersigned hereby appoints Stephen M. Race and ___________________ proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Spectrum HoloByte, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held September ___, 1996 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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                             FOLD AND DETACH HERE

                                         ANNUAL
                                         MEETING OF
    SPECTRUM HOLOBYTE, INC.              STOCKHOLDERS

                                         September __, 1996, ____ a.m.

STOCKHOLDER: IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please mark your votes as indicated in this example / X /

FOR all nominees listed to the right    WITHHOLD AUTHORITY to vote for
(except as marked to the contrary)      all nominees listed to the right

1. ELECTION OF DIRECTORS.    /  /      /  /

NOMINEES: Gilman Louie, David Costine, Vinod Khosla, Stephen Race and Keith Schaefer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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2. Approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by 1,000,000 to 5,464,321 shares.

  FOR    AGAINST   ABSTAIN
 /  /     /  /      /  /


3. Approval of an amendment to the Company's Certificate of Incorporation to change its name to MicroProse, Inc.

  FOR    AGAINST   ABSTAIN
 /  /     /  /      /  /

4. Ratification of Coopers & Lybrand as the independent certified public accountants of the Company.

  FOR    AGAINST   ABSTAIN
 /  /     /  /      /  /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  FOR    AGAINST   ABSTAIN
 /  /     /  /      /  /

                                   Please sign exactly as name appears
                                   hereon. When shares are held by joint
                                   tenants, both should sign. When
                                   signing as attorney, executor,
                                   administrator, trustee, or guardian,
                                   please give full title as such. If a
                                   corporation, please sign in full
                                   corporate name by President or other
                                   authorized officer. If a partnership,
                                   please sign in partnership name by
                                   authorized person.


                                   PLEASE SIGN, DATE, AND RETURN THE
                                   PROXY CARD PROMPTLY USING THE
                                   ENCLOSED ENVELOPE.


Signature(s)                                             Dated     , 1996
            ------------------------------------------         ---

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                              FOLD AND DETACH HERE

                                ADMISSION TICKET

                                 ANNUAL MEETING
                                      OF
                      SPECTRUM HOLOBYTE, INC. STOCKHOLDERS


                          _________, SEPTEMBER __, 1996
                                    ____ A.M.

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                                      Agenda
                                     --------
*  Election of Directors
*  Approval of an amendment to the Company's 1994 Stock Option Plan
*  Approval of an amendment to the Company's Certificate of Incorporation
*  Ratification of the appointment of independent public accountants
*  Report on the progress of the Company
*  Discussion on matters of current interest
*  Informal discussion among stockholders in attendance
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